Exhibit 10.1

NON-QUALFIED STOCK OPTION AGREEMENT

UNDER THE SENESTECH, INC.

2008-2009 STOCK OPTION PLAN

THIS STOCK OPTION AGREEMENT is entered into this ___day of ______, 20xx between SenesTech, Inc., a Nevada corporation (the “Corporation” or “Grantor”) and ____________________________ (the “Grantee”), with respect to the following facts:

Pursuant and subject in all respects to the Corporation's 2008-2009 Non-Qualified Stock Option Plan, a copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference (the “Plan”), the Corporation's Board of Directors has determined that it is to the advantage and interest of the Corporation and its stockholders to grant the option provided for herein to Grantee. The parties agree as follows:

1. GRANT OF OPTION: For value received, the Corporation hereby grants to Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, an aggregate of ____shares of the Corporation's Common Stock.

2. TIME AND MANNER OF EXERCISE: You have been granted an option to purchase shares of common stock, par value $.001 per share, of SenesTech, Inc. (the “Shares”), subject to the terms and conditions of the Plan. The terms of your option grant are set forth below:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Subject to Option:

Total Exercise Price:

Type of Option:	Non-Qualified Stock Option

Term/Expiration Date:

The options granted hereunder shall only be exercised by utilization of the form attached hereto as Exhibit “B.”

3. INVESTMENT UNDERTAKING; NONASSIGNABILITY: This Option may be exercised only by Grantee during his or her lifetime. Grantee will hold this Option and the rights arising hereunder for investment and not with a view to distribution, and upon exercise will deliver a letter confirming Grantee's non-distributive intent with respect to the shares of Common Stock received. Grantee will not transfer or assign this Option, except by will or the laws of intestate succession.

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4. EXPIRATION: This Option shall terminate and expire at midnight on the date that is five (5) years after the date of this Agreement or under the terms of the Plan. However, if Grantee dies while still eligible to participate in the Plan, his or her executor(s) or administrator(s), or any person or persons who acquired the Option from the Grantee by bequest or inheritance, shall, during the 12-month period commencing on the date of the Grantee's death, have the right to exercise this Option with respect to the shares that remain subject to this Option on that date, subject to the conditions that this Option (i) shall in no event be exercisable after its expiration in accordance with this Section 4 and (ii) it shall be exercisable by such representative(s) or successor(s) only to the extent that the Grantee's right to exercise this Option had accrued pursuant to Paragraph 2 hereof at the time of the Grantee's death and had not previously been exercised. Any options not exercisable or not exercised prior to the end of such 12-month period shall be automatically null and void.

5. REPRESENTATIONS OF GRANTOR: So long as this Option remains outstanding and unexpired, Grantor will reserve for issuance upon the exercise of this Option the number of shares of Grantor's Common Stock that are subject to this Option. The shares of Common Stock of Grantor subject to this Option shall, when issued, be validly issued, fully paid and nonassessable. Grantor will pay, when due and payable, any and all federal and state taxes or fees that may be payable by Grantor with respect to the grant of this Option or the issuance of any shares of Common Stock or certificates therefore subject to this Option. However, this does not include any federal, state or other personal income tax payable by the Grantee by virtue of (i) the grant of this Option; (ii) the issuance of any share of Common Stock upon exercise thereof; or (iii) any subsequent disposition of such shares which shall remain the obligation of the Grantee.

6. WITHHOLDING TAXES: If the Corporation determines that it is required to withhold federal, state or local tax as a result of the exercise of this Option, the Grantee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

7. NOTICE: Any notice, request, or instructions given in connection with this Option shall be in writing and shall be delivered in person or by certified mail as follows:

(a) If to Grantor, at SenesTech, Inc., Attention: Chief Executive Officer, 3140 N. Caden Ct., Ste. 1, Flagstaff, AZ 86004

(b) If to Grantee, at:

or at such other address as either of the parties shall have given notice to the other in accordance with the provisions hereof.

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8. COMMITTEE DETERMINATION FINAL: The interpretation and construction of the Plan and this Stock Option Agreement, including any inconsistency between the two documents, shall be reserved to and made by the Committee of the Board of Directors provided for under the Plan. The Committee's determinations shall be final as between the parties hereto unless otherwise determined by the Board of Directors of Grantor.

9. GRANTEE’S REPRESENTATIONS: In connection with the purchase of the above-listed Shares, the undersigned Grantee represents to the Corporation the following:

a)    Investment Intent. Grantee is acquiring the Shares for investment purposes only, for the account of Grantee, and not as nominee or agent for any other person, firm or corporation and not for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act.

b)    Unregistered Securities. Grantee understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee’s investment intent as expressed herein. Grantee further understands that the Shares constitute “restricted securities” under the Securities Act and that, accordingly, such Shares will not be transferable except pursuant to an exemption from the registration and prospectus delivery requirement of the Securities Act or upon satisfaction of such requirement. Grantee acknowledges that the Corporation has no obligation to register or qualify the Shares for resale. Grantee further acknowledges that the Shares will be subject to the transfer restrictions set forth in that certain Non-Qualified Stock Option Agreement dated December 24, 2008 between the Corporation and Grantee.

c)    No Public Market; Rule 144. Grantee understands that no public market now exists for the Shares and that the Corporation has made no assurances that a public market will ever exist for the Shares. Grantee understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Grantee is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

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d)    Disclosure of Information. Grantee has reviewed and had all of his/her/its questions answered concerning the Corporation’s 2008-2009 non-Qualified Stock Option Plan. Grantee believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Grantee further represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Grantee or to which it had access. Grantee is experienced in evaluating and investing in securities of companies in the development stage, and Grantee acknowledges to the Corporation that he/she is able to fend for himself/herself, can bear the economic risk of an investment in the Corporation, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

e)    Restrictions on Transferability; Legends. Grantee understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required and any other legend required under applicable state securities laws. Grantee understands that it may be required to provide an opinion of counsel satisfactory to the Corporation in connection with any such transfer. Grantee will cause any proposed transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions applicable to Grantee.

f)    Income tax implications. Grantee understands and agrees that the Corporation has not undertaken to provide Grantee with any advice regarding the income tax implications or consequences to Grantee of the acceptance of the options granted hereunder or the exercise of said options and that Grantee is fully and personally responsible for any such income tax implications or consequences.

10. GOVERNING LAW: This Option is granted and delivered in the State of California and is intended to be construed and enforced under the laws thereof.

IN WITNESS WHEREOF, this Option is executed on behalf of Grantor and its duly authorized officers and by Grantee as of DATE .

SenesTech, Inc. (“Grantor”)	“Grantee”

By:

Signature	Signature

Its: CEO
Print Name

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EXHIBIT A

SENESTECH, INC.

2008-2009 NON-QUALIFIED STOCK OPTION PLAN

1. PURPOSE: This Non-Qualified Stock Option Plan (the “Plan”) is intended to serve as an incentive to and to encourage stock ownership by certain directors, officers, employees of and certain persons rendering service to SenesTech, Inc., a Nevada corporation (the “Corporation”), so that they may acquire or increase their proprietary interest in the success of the Corporation, and to encourage them to remain in the Corporation's service.

2. ADMINISTRATION: The Plan shall be administered by a committee appointed by the Corporation's Board of Directors (the “Committee”). The Committee shall consists of not less than three (3) members who shall be appointed by, and serve at the pleasure of, the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled only by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. No member of the Committee shall vote on any matter concerning his or her own participation in the Plan, except that the Board of Directors as a whole may act on options granted to directors.

The Committee shall be authorized to grant options under the Plan to such directors, officers, employees of and other persons rendering service to the Corporation or any parent or subsidiary corporation of the Corporation, as defined for purposes of Internal Revenue Code Section 422A (“Parent or Subsidiary”), at such times and in such amounts as it may decide.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Committee or Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3. ELIGIBILITY

3.1 General: Any person who is an Employee, as that term is defined herein, of the Corporation or any Parent or Subsidiary thereof, shall be eligible to receive options under the Plan. The selection of options recipients shall be within the sole and absolute discretion of the Committee, or the Board of Directors.

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3.2 Definition of Employee. The term “Employee” as used herein means,

(a) Any employee, director, general partner, trustee (where an Affiliate is a business trust), officer, or consultant or advisor. An advisor or consultant is an employee only if:

(i) they are natural persons;

(ii) they provide bona fide services to the Corporation or an Affiliate; and

(iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities.

(b) Insurance agents who are exclusive agents of the registrant, its subsidiaries or parents, or derive more than 50% of their annual income from those entities.

(c) Former employees are Employees as defined herein if such persons were employed by or providing services to the Corporation or an Affiliate at the time the options were offered.

(d) Executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees. The inclusion of all individuals described in the preceding sentence in the term “Employee” is only if:

(i) the exercise of employee benefit plan stock options and the subsequent sale of the securities, if these exercises and sales are permitted under the terms of the plan; and

(ii) the acquisition of Corporation securities pursuant to intra-plan transfers among plan funds, if these transfers are permitted under the terms of the plan.

(e) An Employee’s family member who has acquired the options from the employee through a gift or a domestic relations order. For purposes of this plan, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(f) No transferee for value can be an Employee unless in the case of,

(i) a transfer under a domestic relations order in settlement of marital property rights; and

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(ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the employee) in exchange for an interest in that entity.

(f)          Any person who is terminated for cause by the Corporation or any of its Affiliates shall cease to be an Employee as of the date of the cause event. “Cause” shall mean the occurrence of any one or more of the following: (i) employee’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for any felony involving moral turpitude; (ii) employee’s misappropriation of funds from or commission of an act of fraud, whether prior or subsequent to the date hereof, upon the Corporation; (iii) gross active negligence by employee in the scope of services to the Corporation; (iv) a breach by employee of a material provision of the employment contract or option grant; (v) performing an act of race, sex, national origin, religion, disability, age-based or other illegal discrimination or an act of sexual harassment; or (vi) employee’s failure to substantially perform his/her duties within 15 days after written notice of such failure has been provided to employee provided that, in the exclusive good faith discretion of the Corporation, such failure of performance can be cured.

3.3 Termination of Eligibility: Any option granted hereunder shall expire if, for any reason other than his or her death, the optionee ceases to be an Employee of the Corporation or a Parent or Subsidiary thereof. The expiration will take effect at the earliest of the following times: four (4) months from the date of the occurrence causing termination of eligibility (twelve (12) months if the optionee's eligibility ceases because of his or her disability), provided the optionee retains his or her status as an Employee as defined herein, or upon the date the option expires by its terms. During such four-month period, the option may be exercised in accordance with its terms, but only in respect of the number of shares for which the right to exercise has accrued on the date of termination of employment, or status as a director or independent contractor. The Committee shall decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section. This determination shall be subject to review by the Board of Directors.

3.3 Death of Optionee and Transfer of Option: If the optionee dies while eligible to participate in the Plan, or within four (4) months after the termination of his or her eligibility, and shall not have fully exercised the option, the option may be exercised at any time within twelve (12) months after the optionee's death by the optionee's executors or administrators or by any person or persons who acquired the option directly from the optionee by bequest or inheritance. However, no option shall be exercisable after it expires; and options may be exercised only to the extent that the optionee's right to exercise the option had accrued at the time of his or her death and had not been previously exercised.

No option shall be transferable by the optionee otherwise than by will or the laws of intestate succession.

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4. IDENTIFICATION OF STOCK: The stock subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired $.001 par value Common Stock (the “Stock”). The aggregate sales price or amount of options during any consecutive 12-month period (subject to adjustment as provided in Section 5.6) must not exceed the greatest of the following:

(a)   $1,000,000;

(b)	15% of the total assets of the Corporation measured at the Corporation’s most recent annual balance sheet date (if no older than its last fiscal year end); or

(c)	15% of the outstanding amount of the class of securities being offered and sold measured at the Corporation’s most recent annual balance sheet date (if no older than its last fiscal year end).

5. TERMS AND CONDITIONS OF OPTIONS: Any option granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1 Number of Shares: Each option shall state the number of shares to which it pertains.

5.2 Option Exercise Price: Each option shall state the option price, which shall be not less than $3.00 per share or 100% of the fair market value of the Stock subject to the option on the date of granting the option, unless otherwise determined at the Committee's discretion.

5.3 Method of Exercise: An option shall be exercised by written notice to the Corporation stating the number of shares with respect to which the option is being exercised and designating a time for the delivery thereof, which shall be at least fifteen (15) days after notice is given unless an earlier date was mutually agreed upon. At the time specified in the notice, the Corporation shall deliver to the optionee at the Corporation's principal office, or other appropriate place the Committee determines, a certificate(s) for such shares of previously authorized but unissued shares or acquired or reacquired shares of Stock as the Corporation may elect. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate(s) after notice of exercise for any reasonable period required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this section shall be accompanied by appropriate proof of such person's right to exercise the option.

5.4 Medium and Time Payment: The option price shall be payable in full upon the exercise of the option by certified or bank cashier's check, the promissory note of the optionee, or any equivalent form of payment acceptable to the Corporation.

5.5 Term of Option: The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten (10) years from the day of the grant. In no event shall any option be exercisable after the expiration of its term.

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5.6 Adjustments Upon Changes In Capitalization: Subject to any required shareholder action, the number of shares of stock covered by each outstanding option and the price per share in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from: (i) a subdivision or consolidation of shares; (ii) the payment of a stock dividend (but only on the Stock); (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation; (iv) or, as to Stock issued other than pursuant to a stock option granted to a director, officer, employee of a person rendering services as an independent contractor to the Corporation or any Parent or Subsidiary, any increase or decrease in the number of shares made for per share consideration less than the option price of such option. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this subparagraph shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of the option.

Subject to any required shareholder action, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. The Corporation's Board of Directors may grant each optionee the right to exercise his or her option in whole or in part immediately prior to the Corporation's dissolution or liquidation, or merger or consolidation in which the corporation is not the surviving corporation. If the Corporation is consolidated with or merged into any other corporation, or if the Corporation sells or transfers all or substantially all of its assets, or if any other similar event affecting shares of Stock of the Corporation should occur, and if the exercisability of the options is not accelerated by the Board of Directors and the acquiring Corporation assumes the Corporation's obligations under the options granted under this Plan, then each optionee shall be entitled thereafter to purchase shares of stock and other securities and property in the kind and amount, and at the price, which the optionee would have been entitled had his or her option been exercised prior to such event. The Corporation shall make lawful provision therefore as part of any such transaction.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, they shall be made by the Committee, whose determinations shall be final, binding and conclusive.

The grant of an option pursuant to the Plan shall not affect in any way the Corporation's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Whenever the Corporation takes any action resulting in any adjustment provided for in this Section 5.6, the Corporation shall forthwith deliver notice of the action to optionee. The notice shall set forth the number of shares subject to this Option and the purchase price thereof resulting from the adjustment.

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5.7 Rights as a Shareholder: An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares underlying his or her option until the date the optionee is issued a certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.6 above.

5.8 Modification, Extension and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised).

5.9 Other Provisions: The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Corporation shall deem advisable. Thus, for example, the Committee and the Board of Directors may require that all or any portion of an option granted hereunder not be exercisable until a specified period of time has passed or some other event has occurred.

6. TERM OF PLAN: Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Corporation's Board of Directors or is approved by the Corporation's shareholders, whichever occurs earlier. Termination of the Plan shall not affect any option previously granted.

7. AMENDMENT OF THE PLAN: To the extent permitted by law and subject to any required approval by the Corporation's shareholders, the Board of Directors may suspend or discontinue the Plan or revise or amend it in any way with respect to any shares not subject to options at that time.

8. APPLICATION OF FUNDS: The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

9. NO OBLIGATION TO EXERCISE OPTION: The granting of an option shall impose no obligation upon the optionee to exercise such option.

10. APPROVAL: The Plan shall not take effect until approved by the Board of Directors or its Executive Committee.

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11. SECURITIES LAWS COMPLIANCE: Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan, or to sell or issue any share pursuant to any option agreement executed pursuant to the Plan, unless the grant or sale is effectively registered or exempt from registration under the Securities Act of 1933, as amended, and is qualified or exempt from qualification under the California Corporate Securities Law of 1968, as amended.

As adopted by the Board of Directors on December 24, 2008.

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EXHIBIT B

SENESTECH, INC.

NOTICE OF EXERCISE

SenesTech, Inc.

2901 W. Shamrell Blvd.

Suite 101

Flagstaff, AZ 86001

Attention: Secretary

1.          Exercise of Option and Delivery of Payment. Effective as of today, __________, 20___, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of the Common Stock (the “Shares”) of SenesTech, Inc. (the “Corporation”) under and pursuant to the 2008-2009 Non-Qualified Stock Option Agreement of which this Notice of Exercise is Exhibit B (the “Option Agreement”). Optionee herewith delivers to the Corporation the full Exercise Price for the Shares, as well as any applicable withholding tax as may be required by the Corporation.

2.          Optionee’s Representations. Optionee acknowledges that it has received, read and understood the Option Agreement, which is incorporated herein by this reference. Optionee agrees to abide by and be bound by its terms and conditions.

3.          Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Corporation for any tax advice.

Sign Name

Print Name

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